Exhibit 4.4

RECORD OF AGREEMENT

On 14 January 2025, by videoconference with Francesca Girimonte, an official of Division IV of the Labor and Industrial Relations Directorate General of the Ministry of Labor and Social Policies, a meeting is held to carry out the joint examination, pursuant to Article 24 of Legislative Decree No. 148/2015, requested by the company Natuzzi S.p.A., aimed at granting an extension to the special short-time work scheme in the form of a solidarity agreement under Article 22-bis of Legislative Decree No. 148/2015.

The following attend the meeting:

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for Natuzzi S.p.A.: Mario De Gennaro, Maria Patrizia Ragazzo, Leonardo Lamanna and Flavio Barile;
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for the Confederation of Italian Industry (Confindustria): Giorgio Meschiari and Giuseppe Bisceglie;
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for the FILLEA CGIL trade union: Tatiana Fazi, Ignazio Savino, Angelo Vaccaro and Francesco Bardinella;
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for the FILCA CISL trade union: Antonio Delle Noci, Claudio Sottile, Luigi Sideri, Gianmarco Passiatore and Francesca Centrone;
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for the FENEAL UIL trade union: Massimo Fiorucci, Saverio Loiudice, Mino Paolicelli, Giovanni Urgo and Ivo Fiore;
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for the FILCAMS CGIL trade union: Barbara Neglia;
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for the FISASCAT CISL trade union: Daniele Meniconi;
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for the UILTUCS trade union: Antonio Vargiu;
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for the UGL TERZIARIO trade union: Maria Assunta Caruso;
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for the USB LAVORO PRIVATO trade union: Pierpaolo Corallo;
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for the CONFEDERAZIONE COBAS LAVORO PRIVATO trade union: Felice Dileo;
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for the Puglia Region: Angela Pallotta;
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for the Basilicata Region: Arturo Agostino and Maria Leone.

The unitary trade union representative bodies (RSU) and the single trade union representative bodies (RSA) of the affected sites are also in attendance.

WHEREAS

A)
Natuzzi S.p.A. has submitted a request for a meeting to sign the governmental agreement under Article 22-bis of Legislative Decree No. 148/2015. Therefore, the Ministry of Labor has summoned the parties concerned to today's meeting.
B)
At the meeting the Company’s representatives state the following:
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Natuzzi S.p.A., headquartered in Santeramo in Colle (BA), is Italy's largest business in the furniture industry. A world leader in the leather sofa segment, it exports 90% of its sales to 123 countries and has been listed on the NYSE since 1993.
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For social security purposes, the business is classified as belonging to the industrial sector. Employees are covered by the national collective bargaining agreement for employees of companies in the wood and furniture sector and the national collective bargaining agreement for employees of companies in the tertiary, distribution and services sector.
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The Company's workforce as of 31 December 2024 counts 1,796 employees (as well as the 26 executives excluded here).

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At this Directorate General on 31 October 2024, the Company and the relevant trade unions signed an extension to the solidarity agreement under Article 22-bis of Legislative Decree No. 148/2015, in favor of a maximum number of 941 workers – of which 257 employed at the site in Santeramo in Colle (BA), 188 at the site at Via Appia Antica in Matera, 89 at the site at Zona Industriale Località La Martella in Matera and 407 at the site in Laterza (TA) – for the period running from 4 November 2024 to 31 December 2024.
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Although the Company's request for recourse to the special short-time work scheme was for 12 months, the payments under the scheme stopped on 31 December 2024 given that the funding for the social safety net measures sought was limited to 2024.
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To date, the Company's situation still shows an excess of employees. Considering that funding for the social safety net measures referred to in Article 22-bis of Legislative Decree No. 148/2015 was renewed by Article 1(193) of Law No. 207 of 30 December 2024, the Company requests that it be allowed to avail of an extension to the solidarity agreement until the natural expiry of the twelve months provided for by law.
C)
In view of the above, in order to support the reorganization and transformation program initiated by the Company and the concomitant safeguarding of employment levels, the Parties agree on the need to obtain an extension to the solidarity contract under Article 22-bis of Legislative Decree No. 148/2015, as an exception to the time limits set forth in Articles 4 and 22 of that same decree.
D)
The Basilicata Region and the Puglia Region, who are present at today's meeting, declare that the Company is of strategic economic importance in their respective territories and express their wish to continue their commitment to support the active policy actions envisaged in the Management Plan aimed at Safeguarding Employment, agreed and signed with the Company.

HAVING REGARD TO

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Article 1(133) of Law No. 205/2017, which introduced Article 22-bis of Legislative Decree No. 148/2015;
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Article 26-bis of Decree Law No. 4 of 28 January 2019, which was introduced by Conversion Law No. 26 of 28 March 2019 in order to amend Article 22-bis of Legislative Decree No. 148/2015;
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Ministerial Circulars No. 16 of 29 October 2018, No. 18 of 22 November 2018, No. 6 of 3 April 2019, No. 1 of 3 January 2022 and No. 6 of 18 March 2022;
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Article 11-quater(6) of Law No. 8 of 28 February 2020 whereby parliament ratified Law Decree No. 162/2019;
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Article 1(193) of Law No. 207 of 30 December 2024.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS

1)
The recitals are an integral part of this agreement.
2)
Natuzzi S.p.A. will submit, pursuant to Article 22-bis of Legislative Decree No. 148/2015, an application to extend the special short-time work scheme in the form of a solidarity agreement in favor of a maximum of 936 workers, as employed and distributed in the following production units:
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255 workers employed at the site in Santeramo in Colle (BA), at S.S. 271 per Matera, Km 50.200;
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189 workers employed at the site in Matera, at Via Appia Antica S.C. Km 13.550;
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88 workers employed at the site in Matera, at Zona Industriale Località La Martella;

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404 workers employed at the site in Laterza (TA), at Contrada Madonna delle Grazie.
3)
Payments under the scheme will be requested from 1 January 2025 to 31 October 2025, so as to complete the 12-month statutory period for the social safety net measures referred to in Article 22-bis of Legislative Decree No. 148/2015.
4)
The level of reduction in working hours in the period running from 1 January 2025 to 31 October 2025 will involve 936 labor units, with an average monthly reduction over the entire period of application of the scheme of 45% (equal to 422 average units), a maximum monthly reduction of 55% and a maximum individual reduction within the limits provided by the current laws and regulations.
5)
Personnel working in the same department / production line dedicated plant / warehouses / offices may see their working hours suspended or reduced in furtherance of the technical measures and streamlining of production put in place to implement the plan, necessary for the purposes of adapting the sites to the program drawn up and shared with the authorities and the trade unions on the basis of the new business plan.
6)
In view of the underlying rationale of the business plan, namely specialization and the quality improvement of Italian output at the sites covered by the extension to the solidarity agreement, the management of the personnel will occur as follows:
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the suspension/reduction in working hours will affect the positions and corresponding workers that are subject to hourly reduction in the same department / production line dedicated plant / warehouses / offices, on a proportionate rotating basis, without prejudice to specific technical organizational, production and logistical needs, after discussion with the unitary trade union representative bodies.
7)
The Company has quantified the cost of covering the short-time work scheme payments as € 6,570,154, net of the associated contribution.
8)
The Company will bring forward short-time work scheme payments to the standard pay dates.
9)
The Parties agree to monitor the business situation and the progress of the special short-time work scheme through periodic follow-up meetings at the request of either Party.

With the signing of this record, the Parties acknowledge that they have concluded the joint examination and reached an agreement under Article 22-bis of Legislative Decree No. 148/2015.

The Ministry of Labor and Social Policies declares that the joint examination procedure under Article 24 of Legislative Decree No. 148/2015 has been successfully carried out.

The Labor and Industrial Relations Directorate General, upon completion of the discussion between the Parties, will promptly forward this agreement to Division IV of the Social Safety Net Measures Directorate for completion of the investigative and decision-making phases falling within its remit.

Read, confirmed and signed

MINISTRY OF LABOR AND SOCIAL POLICIES

BASILICATA REGION

PUGLIA REGION

NATUZZI S.P.A.	FILLEA CGIL

CONFINDUSTRIA	FILCA CISL

FENEAL UIL

FILCAMS CGIL

FISASCAT CISL

USB LAVORO PRIVATO

CONFEDERAZIONE COBAS LAVORO PRIVATO